                                                                    EXHIBIT 4.38


                                                                  EXECUTION COPY




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                             NIPSCO INDUSTRIES, INC.

                                       and

             THE FIRST NATIONAL BANK OF CHICAGO, as Collateral Agent

                                       and

         THE FIRST NATIONAL BANK OF CHICAGO, as Securities Intermediary

                                       and

              THE CHASE MANHATTAN BANK, as Purchase Contract Agent


                      ------------------------------------



                                PLEDGE AGREEMENT


                          Dated as of February 16, 1999



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
                                TABLE OF CONTENTS

Section 1.  Definitions.......................................................................1

Section 2.  Pledge............................................................................5
   2.1  Pledge................................................................................5
   2.2  Control; Financing Statement..........................................................5
   2.3  Termination...........................................................................6

Section 3.  Distributions on Pledged Collateral...............................................6
   3.1  Income Distributions..................................................................6
   3.2  Principal Payments Following Termination Event........................................6
   3.3  Principal Payments Prior To or On Purchase Contract Settlement Date...................6
   3.4  Payments to Purchase Contract Agent...................................................7
   3.5  Assets Not Properly Released..........................................................7

Section 4.  Control...........................................................................7
   4.1  Establishment of Collateral Account...................................................7
   4.2  Treatment as Financial Assets.........................................................7
   4.3  Sole Control by Collateral Agent......................................................7
   4.4  Securities Intermediary's Location....................................................8
   4.5  No Other Claims.......................................................................8
   4.6  Investment and Release................................................................8
   4.7  Statements and Confirmations..........................................................8
   4.8  Tax Allocations.......................................................................8
   4.9  No Other Agreements...................................................................8
   4.10  Powers Coupled With An Interest......................................................8

Section 5.  Initial Deposit; Establishment of Treasury PIES and Reestablishment
   of Corporate PIES..........................................................................9
   5.1  Initial Deposit of Trust Preferred Securities.........................................9
   5.2  Establishment of Treasury PIES........................................................9
   5.3  Reestablishment of Corporate PIES....................................................11
   5.4  Termination Event....................................................................13
   5.5  Cash Settlement......................................................................14
   5.6  Early Settlement.....................................................................15
   5.7  Application of Proceeds Settlement...................................................15
   5.8  Tax Event Redemption.................................................................16

Section 6.  Voting Rights -- Trust Preferred Securities and Pledged Debentures...............17

Section 7. Rights and Remedies; Distribution of the Debentures; Tax Event Redemption.........17
   7.1  Rights and Remedies of the Collateral Agent..........................................17
   7.2  Substitution of Debentures...........................................................18
   7.3  Tax Event Redemption.................................................................18

                                       -i-

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
   7.4  Substitutions........................................................................19

Section 8.  Representations and Warranties; Covenants........................................19
   8.1  Representations and Warranties.......................................................19
   8.2  Covenants............................................................................20

Section 9.  The Collateral Agent and the Securities Intermediary.............................20
   9.1  Appointment, Powers and Immunities...................................................20
   9.2  Instructions of the Company..........................................................21
   9.3  Reliance by Collateral Agent and Securities Intermediary.............................21
   9.4  Rights in Other Capacities...........................................................21
   9.5  Non-Reliance on Collateral Agent and Securities Intermediary.........................22
   9.6  Compensation and Indemnity...........................................................22
   9.7  Failure to Act.......................................................................22
   9.8  Resignation of Collateral Agent and Securities Intermediary..........................23
   9.9  Right to Appoint Agent or Advisor....................................................24
   9.10  Survival............................................................................24
   9.11  Exculpation.........................................................................24

Section 10. Amendment........................................................................24
   10.1  Amendment Without Consent of Holders................................................24
   10.2  Amendment with Consent of Holders...................................................25
   10.3  Execution of Amendments.............................................................26
   10.4  Effect of Amendments................................................................26
   10.5  Reference to Amendments.............................................................26

Section 11. Miscellaneous....................................................................26
   11.1  No Waiver...........................................................................26
   11.2  Governing Law.......................................................................26
   11.3  Notices.............................................................................27
   11.4  Successors and Assigns..............................................................27
   11.5  Counterparts........................................................................27
   11.6  Severability........................................................................27
   11.7  Expenses, etc.......................................................................27
   11.8  Security Interest Absolute..........................................................28

EXHIBIT A   Instruction from Purchase Contract Agent to Collateral Agent (Establishment of
            Treasury PIES)
EXHIBIT B   Instruction from Collateral Agent to Securities Intermediary (Establishment of
            Treasury PIES)
EXHIBIT C   Instruction from Purchase Contract Agent to Collateral Agent (Reestablishment of
            Corporate PIES)
EXHIBIT D   Instruction from Collateral Agent to Securities Intermediary (Reestablishment of
            Corporate PIES)
EXHIBIT E   Notice of Cash Settlement from the Securities Intermediary to the Purchase
            Contract Agent.



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

                                PLEDGE AGREEMENT

     PLEDGE AGREEMENT dated as of February 16, 1999 among NIPSCO INDUSTRIES, INC., an Indiana corporation (the "Company"), THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, not individually but solely as collateral agent (in such capacity, together with its successors in such capacity, the "Collateral Agent"), THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, not individually but solely in its capacity as a securities intermediary with respect to the Collateral Account (in such capacity, together with its successors in such capacity, the "Securities Intermediary"), and THE CHASE MANHATTAN BANK, a New York banking corporation, not individually but solely as purchase contract agent and as attorney-in-fact of the Holders from time to time of the Securities (in such capacity, together with its successors in such capacity, the "Purchase Contract Agent") under the Purchase Contract Agreement.

                                    RECITALS

     The Company and the Purchase Contract Agent are parties to the Purchase Contract Agreement dated as of the date hereof (as modified and supplemented and in effect from time to time, the "Purchase Contract Agreement"), pursuant to which there may be issued up to 6,900,000 PIES (the "Securities").

     Each Corporate PIES, at issuance, consists of a unit comprised of (a) one stock purchase contract (the "Purchase Contract") under which (i) the Holder will purchase from the Company on February 19, 2003, for an amount equal to $50 (the "Stated Amount"), a number of shares of Common Stock equal to the Settlement Rate, and (ii) the Company will pay the Holder Contract Adjustment Payments, if any, and (b) beneficial ownership of a Trust Preferred Security (a "Trust Preferred Security") issued by NIPSCO Capital Trust I (the "Trust"), having a liquidation amount equal to the Stated Amount and maturing on February 19, 2005.

     Pursuant to the terms of the Purchase Contract Agreement and the Purchase Contracts, the Holders of the Securities have irrevocably authorized the Purchase Contract Agent, as attorney-in-fact of such Holders, among other things, to execute and deliver this Agreement on behalf of such Holders and to grant the pledge provided herein of the Collateral Account to secure the Obligations.

     Accordingly, the Company, the Collateral Agent, the Securities Intermediary and the Purchase Contract Agent, on its own behalf and as attorney-in-fact of the Holders from time to time of the Securities, agree as follows:

     Section 1. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

     (b) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision;

     (c) the following terms which are defined in the Code shall have the meanings set forth therein: "certificated security," "control," "financial asset," "entitlement order," "securities account" and "security entitlement";

     (d) the following terms have the meanings assigned to them in the Purchase Contract Agreement: (1) Act, (2) Agent, (3) Board Resolution, (4) Cash Settlement, (5) Certificate, (6) Common Stock, (7) Contract Adjustment Payments,
(8) Corporate PIES, (9) Debentures, (10) Early Settlement, (11) Early Settlement Amount, (12) Early Settlement Date, (13) Holders, (14) Opinion of Counsel, (15) Outstanding Securities, (16) PIES, (17) Purchase Contract, (18) Purchase Contract Settlement Date, (19) Purchase Price, (20) Remarketing Agent, (21) Remarketing Agreement, (22) Settlement Rate, (23) Termination Event, (24) Treasury PIES and (25) Underwriting Agreement;

     (e)  the following terms have the meanings assigned to them in the
Declaration: (1) Applicable Ownership Interest, (2) Applicable Principal Amount,
(3) Failed Remarketing, (4) Indenture, (5) Primary Treasury Dealer, (6) Property Trustee, (7) Quotation Agent, (8) Redemption Amount, (9) Redemption Price, (10) Tax Event, (11) Tax Event Redemption, (12) Tax Event Redemption Date, (13) Treasury Portfolio and (14) Treasury Portfolio Purchase Price; and

     (f)  the following terms have the meanings given to them in this section
1(f):

     "Agreement" means this Pledge Agreement, as the same may be amended, modified or supplemented from time to time.

     "Bankruptcy Code" means title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

     "Business Day" means any day other than (i) a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or (ii) a day on which the principal office of either the Debenture Trustee or the Property Trustee under the Declaration is closed for business.

     "Capital Markets" means NIPSCO Capital Markets, Inc., an Indiana corporation, until a successor shall have become such, and thereafter "Capital Markets" shall mean such successor.

     "Cash" means any coin or currency of the United States as at the time shall be legal tender for payment of public and private debts.

     "Code" means the Uniform Commercial Code as in effect in the State of New York from time to time.

     "Collateral Account" means the collective reference to (1) Securities Account No. 204565-000 entitled "The First National Bank of Chicago, as Collateral Agent, Securities Account (NIPSCO Capital Trust I)" maintained by the Securities Intermediary for the Purchase Contract Agent on behalf of and as attorney-in-fact for the Holders, (2) all investment property and other financial assets from time to time credited to the Collateral Account, including, without limitation, (A) the Trust Preferred Securities and security entitlements relating thereto which are a component of the Corporate PIES from time to time, (B) the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio which is a component of the Corporate PIES from time to time, (C) the Debentures and security entitlements relating thereto which are a component of Corporate PIES from time to time, (D) any Treasury Securities and security entitlements relating thereto delivered from time to time upon establishment of Treasury PIES in accordance with Section 5.2 hereof and (E) payments made by Holders pursuant to Section 5.5 hereof (collectively, the "Collateral"), (3) all Proceeds of any of the foregoing (whether such Proceeds arise before or after the commencement of any proceeding under any applicable bankruptcy, insolvency or other similar law, by or against the pledgor or with respect to the pledgor) and (4) all powers and rights now owned or hereafter acquired under or with respect to the Collateral Account.

     "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor shall have become such, and thereafter "Company" shall mean such successor.

     "Debenture Trustee" means The Chase Manhattan Bank, as trustee under the Indenture until a successor is appointed thereunder, and thereafter means such successor trustee.

     "Declaration" means the Amended and Restated Declaration of Trust of the Trust, dated as of February 16, 1999, among Capital Markets, as sponsor, the trustees named therein and the holders from time to time of undivided beneficial interests in the assets of the Trust.

     "Obligations" means, with respect to each Holder, the collective reference to all obligations and liabilities of such Holder under such Holder's Purchase Contract and this Agreement or any other document made, delivered or given in connection herewith or therewith, in each case whether on account of principal, interest (including, without limitation, interest accruing before and after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Holder, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Company or the Collateral Agent or the Securities Intermediary that are required to be paid by the Holder pursuant to the terms of any of the foregoing agreements).

     "Permitted Investments" means any one of the following which shall mature not later than the next succeeding Business Day: (i) any evidence of indebtedness with an original maturity of 365 days or less issued, or directly and fully guaranteed or insured, by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support of the timely payment thereof or such indebtedness constitutes a general obligation of it); (ii) deposits, certificates of deposit or acceptances with an original maturity of 365 days or less of any institution which is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $200.0 million at the time of deposit; (iii) investments with an original maturity of 365 days or less of any Person that is fully and unconditionally guaranteed by a bank referred to in clause (ii); (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed as to timely payment by the full faith and credit of the United States Government; (v) investments in commercial paper, other than commercial paper issued by the Company or its affiliates, of any corporation incorporated under the laws of the United States or any State thereof, which commercial paper has a rating at the time of purchase at least equal to "A-1" by Standard & Poor's Ratings Services ("S&P") or at least equal to "P-1" by Moody's Investors Service, Inc. ("Moody's"); and
(vi) investments in money market funds registered under the Investment Company Act of 1940, as amended, rated in the highest applicable rating category by S&P or Moody's.

     "Person" means any legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Pledge" means the lien and security interest created by this Agreement.

     "Pledged Debentures" means the Debentures and security entitlements with respect thereto from time to time credited to the Collateral Account and not then released from the Pledge.

     "Pledged Preferred Securities" means the Trust Preferred Securities and security entitlements with respect thereto from time to time credited to the Collateral Account and not then released from the Pledge.

     "Pledged Treasury Securities" means Treasury Securities and security entitlements with respect thereto from time to time credited to the Collateral Account and not then released from the Pledge.

     "Proceeds" has the meaning ascribed thereto in the Code and includes, without limitation, all interest, dividends, cash, instruments, securities, financial assets (as defined in ss. 8-102(a)(9) of the Code) and other property received, receivable or otherwise distributed upon the sale, exchange, collection or disposition of any financial assets from time to time held in the Collateral Account.

     "Purchase Contract Agent" has the meaning specified in the paragraph preceding the recitals of this Agreement.

     "TRADES" means the Treasury/Reserve Automated Debt Entry System maintained by the Federal Reserve Bank of New York pursuant to the TRADES Regulations.

     "TRADES Regulations" means the regulations of the United States Department of the Treasury, published at 31 C.F.R. Part 357, an amended from time to time. Unless otherwise defined herein, all terms defined in the TRADES Regulations are used herein as therein defined.

     "Transfer" means:

     (a) in the case of certificated securities in registered form, delivery as provided in ss. 8-301(a) of the Code, endorsed to the transferee or in blank by an effective endorsement;

     (b) in the case of Treasury Securities, registration of the transferee as the owner of such Treasury Securities on TRADES; and

     (c) in the case of security entitlements, including, without limitation, security entitlements with respect to Treasury Securities, a securities intermediary indicating by book entry that such security entitlement has been credited to the transferee's securities account.

     "Treasury Security" means a zero-coupon U.S. Treasury Security (Cusip Number 912820BF3) which are the principal strips of the 6.25% U.S. Treasury Securities which mature on February 15, 2003.

     "Value" with respect to any item of Collateral on any date means, as to (i) a Trust Preferred Security, the liquidation amount, (ii) Cash, the face amount thereof and (iii) Treasury Securities, Debentures or the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, in each case the aggregate principal amount thereof at maturity.

     Section 2. Pledge.

     Section 2.1 Pledge. Each Holder, acting through the Purchase Contract Agent as such Holder's attorney-in-fact, hereby pledges and grants to the Collateral Agent, as agent of and for the benefit of the Company, a continuing first priority security interest in and to, and a lien upon and right of set off against, all of such Holder's right, title and interest in and to the Collateral Account to secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations. The Collateral Agent shall have all of the rights, remedies and recourses with respect to the Collateral afforded a secured party by the Code, in addition to, and not in limitation of, the other rights, remedies and recourses afforded to the Collateral Agent by this Agreement.

     Section 2.2 Control; Financing Statement.

     (a) The Collateral Agent shall have control of the Collateral Account pursuant to the provisions of Section 4 of this Agreement.

     (b) On the date of initial issuance of the Securities, the Purchase Contract Agent shall deliver to the Collateral Agent a financing statement prepared by the Company for filing in the Office of the

Secretary of State of the State of New York, signed by the Purchase Contract Agent, as attorney-in-fact for the Holders, as Debtors, and describing the Collateral.

     Section 2.3 Termination. This Agreement and the Pledge created hereby shall terminate upon the satisfaction of each Holder's Obligations. Upon termination, the Securities Intermediary shall Transfer the Collateral to the Purchase Contract Agent for distribution to the Holders in accordance with their respective interests, free and clear of any lien, pledge or security interest created hereby.

     Section 3. Distributions on Pledged Collateral.

     Section 3.1 Income Distributions. All income distributions received by the Securities Intermediary on account of the Trust Preferred Securities or the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio or the Debentures or Permitted Investments from time to time held in the Collateral Account shall be distributed to the Purchase Contract Agent for the benefit of the applicable Holders as provided in the Purchase Contracts.

     Section 3.2 Principal Payments Following Termination Event. All payments received by the Securities Intermediary following a Termination Event of (1) the liquidation amount of Pledged Preferred Securities or securities entitlements thereto, (2) the Applicable Ownership Interest (as specified in clause (A) of the definition thereof) of the Treasury Portfolio, (3) the principal amount of Pledged Debentures or securities entitlements thereto, or (4) the principal amount of the Pledged Treasury Securities or securities entitlements thereto shall be distributed to the Purchase Contract Agent for the benefit of the Holders for distribution to such Holders in accordance with their respective interests.

     Section 3.3 Principal Payments Prior To or On Purchase Contract Settlement Date. (a) Subject to the provisions of Section 7.3, and except as provided in clause 3.3(b) below, if no Termination Event shall have occurred, all payments received by the Securities Intermediary of (1) the liquidation amount with respect to Pledged Preferred Securities or security entitlements thereto, (2) Applicable Ownership Interest (as specified in clause (A) of the definition thereof) of the Treasury Portfolio, (3) the principal amount with respect to the Pledged Debentures or security entitlements thereto or (4) the principal amount of Pledged Treasury Securities or security entitlements thereto shall be held and invested in Permitted Investments until the Purchase Contract Settlement Date and on the Purchase Contract Settlement Date distributed to the Company as provided in Section 5.7 hereof. Any balance remaining in the Collateral Account shall be distributed to the Purchase Contract Agent for the benefit of the applicable Holders for distribution to such Holders in accordance with their respective interests.

     (b) All payments received by the Securities Intermediary of (1) the liquidation amount with respect to Trust Preferred Securities or security entitlements thereto, (2) Applicable Ownership Interest (as specified in clause
(A) of the definition thereof) of the Treasury Portfolio, (3) the principal amount of Debentures or security entitlements thereto or (4) the principal amount of Treasury Securities or security entitlements thereto that in each case have been released from the

Pledge shall be distributed to the Purchase Contract Agent for the benefit of the Holders to be distributed to such Holders in accordance with their respective interests.

     Section 3.4 Payments to Purchase Contract Agent. Payments to the Purchase Contract Agent hereunder shall be made to the account designated by the Purchase Contract Agent for such purpose not later than 12:00 p.m., New York City time, on the Business Day such payment is received by the Securities Intermediary; provided, however, that if such payment is received on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day.

     Section 3.5 Assets Not Properly Released. If the Purchase Contract Agent or any Holder shall receive any payments of the liquidation amount or principal payments on account of financial assets credited to the Collateral Account and not released therefrom in accordance with this Agreement, the Purchase Contract Agent or such Holder shall hold the same as trustee of an express trust for the benefit of the Company and, upon receipt of an Officers' Certificate (as defined in the Purchase Contract Agreement) of the Company so directing, promptly deliver the same to the Securities Intermediary for credit to the Collateral Account or to the Company for application to the obligations of the Holders under the related Purchase Contracts, and the Purchase Contract Agent and Holders shall acquire no right, title or interest in any such payments of liquidation or principal amounts so received.

     Section 4. Control.

     Section 4.1 Establishment of Collateral Account. The Securities Intermediary hereby confirms that (a) the Securities Intermediary has established the Collateral Account, (b) the Collateral Account is a securities account, (c) subject to the terms of this Agreement, the Securities Intermediary shall treat the Purchase Contract Agent as entitled to exercise the rights that comprise any financial asset credited to the Collateral Account, (d) all property delivered to the Securities Intermediary pursuant to this Agreement or the Purchase Contract Agreement or the Indenture will be credited promptly to the Collateral Account and (e) all securities or other property underlying any financial assets credited to the Collateral Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary, or in blank or credited to another securities account maintained in the name of the Securities Intermediary, and in no case will any financial asset credited to the Collateral Account be registered in the name of the Purchase Contract Agent or any Holder, payable to the order of the Purchase Contract Agent or any Holder or specially indorsed to the Purchase Contract Agent or any Holder.

     Section 4.2 Treatment as Financial Assets. Each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Collateral Account shall be treated as a financial asset.

     Section 4.3 Sole Control by Collateral Agent. Except as provided in Section 6, at all times prior to the termination of the Pledge, the Collateral Agent shall have sole control of the Collateral Account, and the Securities Intermediary shall take instructions and directions with respect to the Collateral Account solely from the Collateral Agent. If at any time the Securities Intermediary shall receive an entitlement order issued by the Collateral Agent and relating to the Collateral Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Purchase Contract Agent or any Holder or any other Person. Until termination of the Pledge, the Securities Intermediary will not comply with any entitlement orders issued by the Purchase Contract Agent or any Holder.

     Section 4.4 Securities Intermediary's Location. The Collateral Account and the rights and obligations of the Securities Intermediary, the Collateral Agent, the Purchase Contract Agent and the Holders with respect thereto shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the Code, New York shall be deemed to be the Securities Intermediary's location, and the Collateral Account (as well as the securities entitlements related thereto) shall be governed by the laws of the State of New York.

     Section 4.5 No Other Claims. Except for the claims and interest of the Collateral Agent and of the Purchase Contract Agent and the Holders in the Collateral Account, the Securities Intermediary does not know of any claim to, or interest in, the Collateral Account or in any financial asset credited thereto. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Collateral Account or in any financial asset carried therein, the Securities Intermediary will promptly notify the Collateral Agent and the Purchase Contract Agent.

     Section 4.6 Investment and Release. All proceeds of financial assets from time to time deposited in the Collateral Account shall be invested and reinvested as provided in this Agreement. At all times prior to termination of the Pledge, no property shall be released from the Collateral Account except in accordance with this Agreement or upon written instructions of the Collateral Agent.

     Section 4.7 Statements and Confirmations. The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Collateral Account and any financial assets credited thereto simultaneously to each of the Purchase Contract Agent and the Collateral Agent at their addresses for notices under this Agreement.

     Section 4.8 Tax Allocations. All items of income, gain, expense and loss recognized in the Collateral Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the names and taxpayer identification numbers of the Holders which are the beneficial owners thereof.

     Section 4.9 No Other Agreements. The Securities Intermediary has not entered into and prior to the termination of the Pledge will not enter into any agreement with any other Person relating to the Collateral Account or any financial assets credited thereto, including, without limitation, any agreement to comply with entitlement orders of any Person other than the Collateral Agent.

     Section 4.10 Powers Coupled With An Interest. The rights and powers granted in this Section 4 to the Collateral Agent have been granted in order to perfect its security interests in the Collateral Account, are powers coupled with an interest and will be affected neither by the bankruptcy of the Purchase Contract Agent or any Holder nor by the lapse of time. The obligations of the Securities Intermediary under this Section 4 shall continue in effect until the termination of the Pledge.

     Section 5. Initial Deposit; Establishment of Treasury PIES and Reestablishment of Corporate PIES.

     Section 5.1 Initial Deposit of Trust Preferred Securities. Prior to or concurrently with the execution and delivery of this Agreement, the Purchase Contract Agent, on behalf of the initial Holders of the Corporate PIES, shall Transfer to the Securities Intermediary, for credit to the Collateral Account, the Trust Preferred Securities or security entitlements relating to such Trust Preferred Securities, and the Securities Intermediary shall indicate by book entry that a securities entitlement to such Trust Preferred Securities has been credited to the Collateral Account.

     Section 5.2 Establishment of Treasury PIES. (a) So long as no Tax Event Redemption shall have occurred, and the Trust shall not have been liquidated, at any time on or prior to the seventh Business Day immediately preceding the Purchase Contract Settlement Date, a Holder of Corporate PIES shall have the right to establish or reestablish Treasury PIES by substitution of Treasury Securities or security entitlements thereto for the Pledged Preferred Securities comprising a part of such Holder's Corporate PIES in integral multiples of 20 Corporate PIES by:

          (1) Transferring to the Securities Intermediary for credit to the Collateral Account Treasury Securities or security entitlements thereto having a Value equal to the liquidation amount of the Pledged Preferred Securities to be released, accompanied by a notice, substantially in the form of Exhibit C to the Purchase Contract Agreement, whereupon the Purchase Contract Agent shall deliver to the Collateral Agent a notice, substantially in the form of Exhibit A hereto, (A) stating that such Holder has Transferred Treasury Securities or security entitlements thereto to the Securities Intermediary for credit to the Collateral Account, (B) stating the Value of the Treasury Securities or security entitlements thereto Transferred by such Holder and (C) requesting that the Collateral Agent release from the Pledge the Pledged Preferred Securities that are a component of such Corporate PIES; and

          (2) delivering the related Corporate PIES to the Purchase Contract Agent.

Upon receipt of such notice and confirmation that Treasury Securities or security entitlements thereto have been credited to the Collateral Account as described in such notice, the Collateral Agent shall instruct the Securities Intermediary by a notice, substantially in the form of Exhibit B hereto, to release such Pledged Preferred Securities from the Pledge by Transfer to the Purchase Contract Agent for distribution to such Holder, free and clear of any lien, pledge or security interest created hereby.

     (b) If a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Corporate PIES, at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date, a Holder of Corporate PIES shall have the right to establish or reestablish Treasury PIES by substitution of Treasury Securities or security entitlements thereto for the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio that is a component of such Holder's Corporate PIES in integral multiples of 160,000 Corporate PIES by:

          (1) Transferring to the Securities Intermediary for credit to the Collateral Account Treasury Securities or security entitlements thereto having a Value equal to such Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio to be released, accompanied by a notice, substantially in the form of Exhibit C to the Purchase Contract Agreement, whereupon the Purchase Contract Agent shall deliver to the Collateral Agent a notice, substantially in the form of Exhibit A hereto, (A) stating that such Holder has Transferred Treasury Securities or security entitlements thereto to the Securities Intermediary for credit to the Collateral Account, (B) stating the Value of the Treasury Securities Transferred by such Holder and (C) requesting that the Collateral Agent release from the Pledge the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio that is a component of such Corporate PIES; and

          (2) delivering the related Corporate PIES to the Purchase Contract Agent.

Upon receipt of such notice and confirmation that Treasury Securities or security entitlements thereto have been credited to the Collateral Account as described in such notice, the Collateral Agent shall instruct the Securities Intermediary by a notice, substantially in the form of Exhibit B hereto, to release such Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio from the Pledge by Transfer to the Purchase Contract Agent.

     (c) If no Tax Event Redemption shall have occurred, but the Trust shall have been liquidated, and the Debentures shall have become a component of the Corporate PIES, at any time on or prior to the seventh Business Day immediately preceding the Purchase Contract Settlement Date, a Holder of Corporate PIES shall have the right to substitute Treasury Securities or security entitlements thereto for the Pledged Debentures comprising a part of such Holder's Corporate PIES in integral multiples of 20 Corporate PIES by:

          (1) Transferring to the Securities Intermediary for credit to the Collateral Account Treasury Securities or security entitlements thereto having a Value equal to the aggregate principal amount at maturity of Pledged Debentures to be released, accompanied by a notice, substantially in the form of Exhibit C to the Purchase Contract Agreement, whereupon the Purchase Contract Agent shall deliver to the Collateral Agent a notice, substantially in the form of Exhibit A hereto, (A) stating that such Holder has Transferred Treasury Securities or security entitlements thereto to the Securities Intermediary for credit to the Collateral Account, (B) stating the Value of the Treasury Securities Transferred by such Holder and (C) requesting that the Collateral Agent release from the Pledge the Pledged Debentures that are a component of such Corporate PIES; and

          (2) delivering the related Corporate PIES to the Purchase Contract Agent.

Upon receipt of such notice and confirmation that Treasury Securities or security entitlements thereto have been credited to the Collateral Account as described in such notice, the Collateral Agent shall instruct the Securities Intermediary by a notice, substantially in the form of Exhibit B hereto, to release such Pledged Debentures from the Pledge by Transfer to the Purchase Contract Agent for distribution to such Holder.

     (d) Upon credit to the Collateral Account of Treasury Securities or security entitlements thereto delivered by a Holder of Corporate PIES and receipt of the related instruction from the Collateral Agent, the Securities Intermediary shall release the Pledged Preferred Securities or the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio or the Pledged Debentures, as the case may be, and shall promptly transfer the same to the Purchase Contract Agent for distribution to such Holder, free and clear of any lien, pledge or security interest created hereby.

     Section 5.3 Reestablishment of Corporate PIES. (a) So long as no Tax Event Redemption shall have occurred, and the Trust shall not have been liquidated, at any time on or prior to the seventh Business Day immediately preceding the Purchase Contract Settlement Date, a Holder of Treasury PIES shall have the right to reestablish Corporate PIES by substitution of Trust Preferred Securities or security entitlements thereto for Pledged Treasury Securities in integral multiples of 20 Treasury PIES by:

          (1) Transferring to the Securities Intermediary for credit to the Collateral Account Trust Preferred Securities or security entitlements thereto having a liquidation amount equal to the Value of the Pledged Treasury Securities to be released, accompanied by a notice, substantially in the form of Exhibit C to the Purchase Contract Agreement, whereupon the Purchase Contract Agent shall deliver to the Collateral Agent a notice, substantially in the form of Exhibit C hereto, stating that such Holder has Transferred Trust Preferred Securities or security entitlements thereto to the Securities Intermediary for credit to the Collateral Account and requesting that the Collateral Agent release from the Pledge the Pledged Treasury Securities related to such Treasury PIES; and

          (2)  delivering the related Treasury PIES to the Purchase Contract
     Agent.

Upon receipt of such notice and confirmation that Trust Preferred Securities or security entitlements thereto have been credited to the Collateral Account as described in such notice, the Collateral Agent shall instruct the Securities Intermediary by a notice in the form provided in Exhibit D to release such Pledged Treasury Securities from the Pledge by Transfer to the Purchase Contract Agent for distribution to such Holder.

     (b) If a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Corporate PIES, at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date, a Holder of Treasury PIES shall have the right to reestablish Corporate PIES by substitution of an Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio for Pledged Treasury Securities in integral multiples of 160,000 Treasury PIES by:

          (1) Transferring to the Securities Intermediary for credit to the Collateral Account an Applicable Ownership Interest (as specified in clause
     (A) of the definition of such term) of the Treasury Portfolio equal to the Value of the Pledged Treasury Securities to be released, accompanied by a notice, substantially in the form provided in Exhibit C to the Purchase Contract Agreement, whereupon the Purchase Contract Agent shall deliver to the Collateral Agent a notice, substantially in the form of Exhibit C hereto, stating that such Holder has Transferred an Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio to the Securities Intermediary for credit to the Collateral Account and requesting that the Collateral Agent release from the Pledge the Pledged Treasury Securities related to such Treasury PIES; and

          (2) delivering the related Treasury PIES to the Purchase Contract
     Agent.

Upon receipt of such notice and confirmation that an Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio equal to the Value of the Pledged Treasury Securities to be released has been credited to the Collateral Account as described in such notice, the Collateral Agent shall instruct the Securities Intermediary by a notice in the form provided in Exhibit D to release such Pledged Treasury Securities from the Pledge by Transfer to the Purchase Contract Agent for distribution to such Holder.

     (c) If no Tax Event Redemption shall have occurred, but the Trust shall have been liquidated, and the Debentures shall have become a component of the Corporate PIES, at any time on or prior to the seventh Business Day immediately preceding the Purchase Contract Settlement Date, a Holder of Treasury PIES shall have the right to reestablish Corporate PIES by substitution of Debentures or security entitlements thereto for Pledged Treasury Securities in integral multiples of 20 Treasury PIES by:

          (1) Transferring to the Securities Intermediary for credit to the Collateral Account Debentures or security entitlements thereto having a principal amount equal to the Value of the Pledged Treasury Securities to be released, accompanied by a notice, substantially in the form of Exhibit C to the Purchase Contract Agreement, whereupon the Purchase Contract Agent shall deliver to the Collateral Agent a notice, substantially in the form of Exhibit C hereto, stating that such Holder has Transferred Debentures or security entitlements thereto to the Securities Intermediary for credit to the Collateral Account and requesting that the Collateral Agent release from the Pledge the Pledged Treasury Securities related to such Treasury PIES; and

          (2)  delivering the related Treasury PIES to the Purchase Contract
     Agent.

Upon receipt of such notice and confirmation that Debentures or security entitlements thereto have been credited to the Collateral Account as described in such notice, the Collateral Agent shall instruct the Security Intermediary by a notice in the form provided in Exhibit D to release such Pledged Treasury Securities from the Pledge by Transfer to the Purchase Contract Agent for distribution to such Holder.

     (d) Upon credit to the Collateral Account of Trust Preferred Securities or security entitlements thereto, or an appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio or Debentures or security entitlements thereto, as the case may be, and receipt of the related instruction from the Collateral Agent, the Securities Intermediary shall release the applicable Pledged Treasury Securities and shall promptly Transfer the same to the Purchase Contract Agent for distribution to such Holder, free and clear of any lien, pledge or security interest created hereby.

     Section 5.4 Termination Event. (a) Upon receipt by the Collateral Agent of written notice from the Company or the Purchase Contract Agent that a Termination Event has occurred, the Collateral Agent shall release all Collateral from the Pledge and shall promptly Transfer:

          (1) any Pledged Preferred Securities or the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio (if a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Corporate PIES) or the Pledged Debentures (if the Trust has been liquidated, and the Debentures or security entitlements thereto have become a component of the Corporate
     PIES); and

          (2)  any Pledged Treasury Securities

to the Purchase Contract Agent for the benefit of the Holders, for distribution to such Holders in accordance with their respective interests, free and clear of any lien, pledge or security interest or other interest created hereby.

     (b) If such Termination Event shall result from the Company's becoming a debtor under the Bankruptcy Code, and if the Collateral Agent shall for any reason fail promptly to effectuate the release and Transfer of all Pledged Preferred Securities, the Applicable Ownership Interest (as specified in clause
(A) of the definition of such term) of the Treasury Portfolio, the Pledged Debentures or the Pledged Treasury Securities, as the case may be, as provided by this Section 5.4, the Purchase Contract Agent shall:

          (1) use its best efforts to obtain an opinion of a nationally recognized law firm reasonably acceptable to the Collateral Agent to the effect that, as a result of the Company's being the debtor in such a bankruptcy case, the Collateral Agent will not be prohibited from releasing or Transferring the Collateral as provided in this Section 5.4, and shall deliver such opinion to the Collateral Agent within ten days after the occurrence of such Termination Event, and if (A) the Purchase Contract Agent shall be unable to obtain such opinion within ten days after the occurrence of such Termination Event or (B) the Collateral Agent shall continue, after delivery of such opinion, to refuse to effectuate the release and Transfer of all Pledged Preferred Securities, the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, all the Pledged Debentures, all the Pledged Treasury Securities or the Proceeds of any of the foregoing, as the case may be, as provided in this Section 5.4, then the Purchase Contract Agent shall within fifteen days after the occurrence of such Termination Event commence an action or proceeding in the court having jurisdiction of the Company's case under the Bankruptcy Code seeking an order requiring the Collateral Agent to effectuate the release and transfer of all Pledged Preferred Securities, the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, all the Pledged Debentures or all the Pledged Treasury Securities, as the case may be, as provided by this Section 5.4; or

          (2) commence an action or proceeding like that described in clause 5.4(b)(1)(B) hereof within ten days after the occurrence of such Termination Event.

     Section 5.5 Cash Settlement. (a) Upon receipt by the Collateral Agent of
(1) a notice from the Purchase Contract Agent promptly after the receipt by the Purchase Contract Agent of a notice that a Holder of a Corporate PIES or Treasury PIES has elected, in accordance with the procedures specified in
Section 5.4(a)(i) or (d)(i) of the Purchase Contract Agreement, respectively, to settle its Purchase Contract with cash and (2) payment by such Holder by deposit in the Collateral Account on or prior to 11:00 a.m., New York City time, on the fifth Business Day immediately preceding the Purchase Contract Settlement Date of the Purchase Price in lawful money of the United States by certified or cashier's check or wire transfer of immediately available funds payable to or upon the order of the Securities Intermediary, then the Collateral Agent shall
(i) instruct the Securities Intermediary promptly to invest any such Cash in Permitted Investments and (ii) release from the Pledge (1) Pledged Preferred Securities or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio or Pledged Debentures in the case of a Holder of Corporate PIES, or (2) Pledged Treasury Securities in the case of a Holder of Treasury PIES with a liquidation or principal amount equal to the product of (x) the Stated Amount times (y) the number of such Purchase Contracts as to which such Holders have elected to effect a cash settlement pursuant to this Section 5.5(a) and shall instruct the Securities Intermediary to Transfer all such Pledged Preferred Securities, the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, Pledged Debentures or Pledged Treasury Securities, as the case may be, to the Purchase Contract Agent for the benefit of such Holders, in each case free and clear of the Pledge created hereby, for distribution to such Holders in accordance with their respective interests. Upon receipt of the proceeds upon the maturity of the Permitted Investments on the Purchase Contract Settlement Date, the Collateral Agent shall (A) instruct the Securities Intermediary to pay the portion of such proceeds and deliver any certified or cashier's checks received, in an aggregate amount equal to the Purchase Price, to the Company on the Purchase Contract Settlement Date, and (B) instruct the Securities Intermediary to release any amounts in respect of the interest earned from such Permitted Investments to the Purchase Contract Agent for distribution to the relevant Holders in accordance with their respective interests.

     (b) If a Holder of a Corporate PIES notifies the Purchase Contract Agent as provided in paragraph 5.4(a)(i) of the Purchase Contract Agreement of its intention to pay the Purchase Price in cash, but fails to make such payment as required by paragraph 5.4(a)(ii) of the Purchase Contract Agreement, such Holder shall be deemed to have consented to the disposition of the Pledged Preferred Securities or Pledged Debentures of such Holder in accordance with paragraph 5.4(a)(iii) of the Purchase Contract Agreement.

     (c) If a Holder of a Treasury PIES or Corporate PIES (if a Tax Event Redemption has occurred) notifies the Purchase Contract Agent as provided in paragraph 5.4(d)(i) of the Purchase Contract Agreement of its intention to pay the Purchase Price in cash, but fails to make such payment as required by paragraph 5.4(d)(ii) of the Purchase Contract Agreement, such Holder shall be deemed to have elected to pay the Purchase Price in accordance with paragraph 5.4(d)(iii) of the Purchase Contract Agreement.

     (d) Prior to 3:00 p.m., New York City time, on the fourth Business Day immediately preceding the Purchase Contract Settlement Date, the Securities Intermediary shall deliver to the Purchase Contract Agent a notice, substantially in the form of Exhibit E hereto, stating (i) the amount of cash that it has received with respect to the Cash Settlement of Corporate PIES and
(ii) the amount of cash that it has received with respect to the Cash Settlement of Treasury PIES.

     Section 5.6 Early Settlement. Upon written notice to the Collateral Agent by the Purchase Contract Agent that one or more Holders of Securities have elected to effect Early Settlement of their respective obligations under the Purchase Contracts forming a part of such Securities in accordance with the terms of the Purchase Contracts and the Purchase Contract Agreement (setting forth the number of such Purchase Contracts as to which such Holders have elected to effect Early Settlement), and that the Purchase Contract Agent has received from such Holders, and paid to the Company as confirmed in writing by the Company, the related Early Settlement Amounts pursuant to the terms of the Purchase Contracts and the Purchase Contract Agreement and that all conditions to such Early Settlement have been satisfied, then the Collateral Agent shall release from the Pledge, (a) Pledged Preferred Securities or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio or Pledged Debentures in the case of a Holder of Corporate PIES or (b) Pledged Treasury Securities, in the case of a Holder of Treasury PIES, with a Value equal to the product of (i) the Stated Amount times (ii) the number of Purchase Contracts as to which such Holders have elected to effect Early Settlement and shall instruct the Securities Intermediary to Transfer all such Pledged Preferred Securities, the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, Pledged Debentures or Pledged Treasury Securities, as the case may be, to the Purchase Contract Agent for the benefit of such Holders, in each case free and clear of the Pledge created hereby, for distribution to such Holders in accordance with their respective interests.

     Section 5.7 Application of Proceeds Settlement. (a) If a Holder of Corporate PIES (the Trust Preferred Securities or Debentures or security entitlements to either of them are a component of the Corporate PIES) has not elected to make an effective Cash Settlement by notifying the Purchase Contract Agent in the manner provided for in Section 5.4(a)(i) in the Purchase Contract Agreement, or has given such notice but failed to deliver the required cash prior to 11:00 A.M., New York City time, on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, such Holder shall be deemed to have elected to pay for the shares of Common Stock to be issued under such Purchase Contract(s) from the Proceeds of the related Pledged Preferred Securities or Pledged Debentures. In such event, the Collateral Agent shall instruct the Securities Intermediary to Transfer the related Pledged Preferred Securities or Pledged Debentures to the Remarketing Agent for remarketing. Upon receiving such Pledged Preferred Securities or Pledged Debentures, the Remarketing Agent, pursuant to the terms of the Remarketing Agreement, will use its reasonable efforts to remarket such Pledged Preferred Securities or Pledged Debentures on such date at a price of 100% of the aggregate liquidation amount of such Pledged Preferred Securities or aggregate principal amount of such Pledged Debentures, as the case may be. The Remarketing Agent will deposit the entire amount of the Proceeds of such remarketing in the Collateral Account. On the Purchase Contract Settlement Date, the Collateral Agent shall instruct the Securities Intermediary to apply a portion of the Proceeds from such remarketing equal to the aggregate liquidation amount of such Pledged Preferred Securities or aggregate principal amount of such Pledged Debentures, as the case may be, to satisfy in full the obligations of such Holders of Corporate PIES to pay the Purchase Price to purchase the Common Stock under the related Purchase Contracts. The balance of the Proceeds from such remarketing shall be transferred to the Purchase Contract Agent for distribution to the Holders in accordance with their respective interests. If the Remarketing Agent advises the Collateral Agent in writing that there has been a Failed Remarketing, thus resulting in an event of default under the Purchase Contract Agreement and hereunder, the Collateral Agent, for the benefit of the Company shall, at the written direction of the Company, dispose of the Pledged Preferred Securities or Pledged Debentures, as the case may be, in accordance with applicable law and satisfy in full, from such disposition, such Holders' obligations to pay the Purchase Price for the Common Stock.

     (b) If a Holder of Treasury PIES or Corporate PIES (if a Tax Event Redemption has occurred) has not elected to make an effective cash settlement by notifying the Purchase Contract Agent in the manner provided for in Section 5.4(d)(i) of the Purchase Contract Agreement, or has given such notice but failed to make such payment in the manner required by Section 5.4(d)(ii) of the Purchase Contract Agreement, such Holder shall be deemed to have elected to pay for the shares of Common Stock to be issued under such Purchase Contract(s) from the Proceeds of the related Pledged Treasury Securities or such Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be. Upon maturity of the Pledged Treasury Securities or the Applicable Ownership Interest (as specified in clause
(A) of the definition of such term) of the Treasury Portfolio, the Securities Intermediary, at the written direction of the Collateral Agent, shall invest the Cash Proceeds of the maturing Pledged Treasury Securities or such Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, in Permitted Investments. Without receiving any instruction from any such Holder of Treasury PIES or Corporate PIES, the Collateral Agent shall apply the Proceeds of the related Pledged Treasury Securities or such Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio to the settlement of such Purchase Contracts on the Purchase Contract Settlement Date. In the event the sum of the Proceeds from the related Pledged Treasury Securities or such Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio and the investment earnings from the investment in Permitted Investments is in excess of the aggregate Purchase Price of the Purchase Contracts being settled thereby, the Collateral Agent shall instruct the Securities Intermediary to distribute such excess, when received, to the Purchase Contract Agent for the benefit of such Holders for distribution to such Holders in accordance with their respective interests.

     Section 5.8 Tax Event Redemption. If the Tax Event Redemption shall occur prior to the Purchase Contract Settlement Date, the Securities Intermediary shall apply the Redemption Amount to purchase the Treasury Portfolio and the Securities Intermediary shall credit the Applicable

Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio to the Collateral Account and shall transfer the Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio to the Purchase Contract Agent, free and clear of any lien, pledge or security interest created hereby. Upon credit to the Collateral Account of the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio having a Value equal to the liquidation amount of the Pledged Preferred Securities or the aggregate principal amount of the Pledged Debentures, the Securities Intermediary shall release the Pledged Preferred Securities or the Pledged Debentures, as applicable, from the Collateral Account and shall promptly transfer the Pledged Preferred Securities to the Trust and the Pledged Debentures to Capital Markets, as applicable.

     Section 6. Voting Rights -- Trust Preferred Securities and Pledged Debentures. The Purchase Contract Agent may exercise, or refrain from exercising, any and all voting and other consensual rights pertaining to the Pledged Preferred Securities or the Pledged Debentures or any part thereof for any purpose not inconsistent with the terms of this Agreement and in accordance with the terms of the Purchase Contract Agreement; provided, that the Purchase Contract Agent shall not exercise or, as the case may be, shall not refrain from exercising such right if, in the judgment of the Purchase Contract Agent, such action would impair or otherwise have a material adverse effect on the value of all or any of the Pledged Preferred Securities or the Pledged Debentures; and provided, further, that the Purchase Contract Agent shall give the Company and the Collateral Agent at least five days' prior written notice of the manner in which it intends to exercise, or its reasons for refraining from exercising, any such right. Upon receipt of any notices and other communications in respect of any Pledged Preferred Securities or any Pledged Debentures, including notice of any meeting at which holders of the Trust Preferred Securities or Debentures are entitled to vote or solicitation of consents, waivers or proxies of holders of the Trust Preferred Securities or Debentures, the Collateral Agent shall use reasonable efforts to send promptly to the Purchase Contract Agent such notice or communication, and as soon as reasonably practicable after receipt of a written request therefor from the Purchase Contract Agent, execute and deliver to the Purchase Contract Agent such proxies and other instruments in respect of such Pledged Preferred Securities or Pledged Debentures (in form and substance satisfactory to the Collateral Agent) as are prepared by the Purchase Contract Agent with respect to the Pledged Preferred Securities or Pledged Debentures.

     Section 7. Rights and Remedies; Distribution of the Debentures; Tax Event Redemption.

     Section 7.1 Rights and Remedies of the Collateral Agent. (a) In addition to the rights and remedies specified in Section 5.5 hereof or otherwise available at law or in equity, after an event of default (as specified in Section 7.1(b) below) hereunder the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Code (whether or not the Code is in effect in the jurisdiction where the rights and remedies are asserted) and the TRADES Regulations and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted. Without limiting the generality of the foregoing, such remedies may include, to the extent permitted by applicable law, (i) retention of the Pledged Preferred Securities or Pledged Debentures in full satisfaction of the Holders' obligations under the Purchase Contracts or (ii) sale of the Pledged Preferred Securities or Pledged Debentures in one or more public or private sales.

     (b) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, in the event the Collateral Agent is unable to make payments to the Company on account of the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio or on account of principal payments of any Pledged Treasury Securities as provided in Section 3 hereof, in satisfaction of the Obligations of the Holder of the Securities of which such Pledged Treasury Securities or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as applicable, is a part under the related Purchase Contracts, the inability to make such payments shall constitute an event of default hereunder and the Collateral Agent shall have and may exercise, with reference to such Pledged Treasury Securities or such appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as applicable, and such Obligations of such Holder, any and all of the rights and remedies available to a secured party under the Code and the TRADES Regulations after default by a debtor, and as otherwise granted herein or under any other law.

     (c) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, the Collateral Agent is hereby irrevocably authorized to receive and collect all payments of (i) the liquidation amount of, or cash distributions on, the Pledged Preferred Securities, (ii) the principal amount of the Pledged Treasury Securities, (iii) the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio and (iv) the principal amount of the Pledged Debentures, subject, in each case, to the provisions of Section 3 hereof, and as otherwise granted herein.

     (d) The Purchase Contract Agent and each Holder of Securities, in the event such Holder becomes the Holder of a Treasury PIES, agrees that, from time to time, upon the written request of the Collateral Agent, the Purchase Contract Agent or such Holder shall execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order to maintain the Pledge, and the perfection and priority thereof, and to confirm the rights of the Collateral Agent hereunder. The Purchase Contract Agent shall have no liability to any Holder for executing any documents or taking any such acts requested by the Collateral Agent hereunder, except for liability for its own negligent acts, its own negligent failure to act or its own willful misconduct.

     Section 7.2 Substitution of Debentures. If the Trust shall have been liquidated prior to the Purchase Contract Settlement Date, the Collateral Agent shall transfer to the Securities Intermediary Debentures having a Value equal to the liquidation amount of the Pledged Preferred Securities for credit to the Collateral Account. Upon credit to the Collateral Account of such Debentures, the Securities Intermediary shall release the Pledged Preferred Securities from the Collateral Account and shall promptly transfer the same to the Trust.

     Section 7.3 Tax Event Redemption. Upon the occurrence of a Tax Event Redemption prior to the Purchase Contract Settlement Date, the Redemption Price payable on the Tax Event

Redemption Date with respect to the Applicable Principal Amount shall be credited to the Collateral Account by the Property Trustee or, if the Trust shall have been dissolved and the related Debentures shall have been distributed, by the Debenture Trustee on or prior to 12:30 p.m., New York City time, by federal funds check or wire transfer of immediately available funds. The Collateral Agent is hereby authorized to present the Pledged Preferred Securities or the Pledged Debentures for payment as may be required by their respective terms. Upon receipt of such funds, the Pledged Preferred Securities or Pledged Debentures, as the case may be, shall be released from the Collateral Account. In the event such funds are credited to the Collateral Account, the Collateral Agent, at the written direction of the Company, shall instruct the Securities Intermediary to (a) apply an amount equal to the Redemption Amount of such Redemption Price to purchase the Treasury Portfolio from the Quotation Agent for credit to the Collateral Account and (b) promptly remit the remaining portion of such Redemption Price to the Purchase Contract Agent for payment to the Holders of Corporate PIES, free and clear of any lien, pledge or security interest created thereby.

     Section 7.4 Substitutions. Whenever a Holder has the right to substitute Treasury Securities, Trust Preferred Securities, Debentures or security entitlements to any of them or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, for financial assets held in the Collateral Account, such substitution shall not constitute a novation of the security interest created hereby.

     Section 8. Representations and Warranties; Covenants.

     Section 8.1 Representations and Warranties. Each Holder from time to time, acting through the Purchase Contract Agent as attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any representation or warranty made by or on behalf of a Holder), hereby represent and warrant to the Collateral Agent (with respect to his interest in the Collateral), which representations and warranties shall be deemed repeated on each day a Holder Transfers Collateral that:

          (a) such Holder has the power to grant a security interest in and lien on the Collateral;

          (b) such Holder is the sole beneficial owner of the Collateral and, in the case of Collateral delivered in physical form, is the sole holder of such Collateral and is the sole beneficial owner of, or has the right to Transfer, the Collateral it Transfers to the Securities Intermediary for credit to the Collateral Account, free and clear of any security interest, lien, encumbrance, call, liability to pay money or other restriction other than the security interest and lien granted under Section 2 hereof;

          (c) upon the Transfer of the Collateral to the Securities Intermediary for credit to the Collateral Account, the Collateral Agent, for the benefit of the Company, will have a valid and perfected first priority security interest therein (assuming that any central clearing operation or any securities intermediary or other entity not within the control of the Holder involved in the Transfer of the Collateral, including the Collateral Agent and the Securities Intermediary, gives the notices and takes the action required of it hereunder and under applicable law for perfection of that interest and assuming the establishment and exercise of control pursuant to Section 4 hereof); and

          (d) the execution and performance by the Holder of its obligations under this Agreement will not result in the creation of any security interest, lien or other encumbrance on the Collateral other than the security interest and lien granted under Section 2 hereof or violate any provision of any existing law or regulation applicable to it or of any mortgage, charge, pledge, indenture, contract or undertaking to which it is a party or which is binding on it or any of its assets.

     Section 8.2 Covenants. The Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any covenant made by or on behalf of a Holder), hereby covenant to the Collateral Agent that for so long as the Collateral remains subject to the Pledge:

          (a) neither the Purchase Contract Agent nor such Holders will create or purport to create or allow to subsist any mortgage, charge, lien, pledge or any other security interest whatsoever over the Collateral or any part of it other than pursuant to this Agreement; and

          (b) neither the Purchase Contract Agent nor such Holders will sell or otherwise dispose (or attempt to dispose) of the Collateral or any part of it except for the beneficial interest therein, subject to the Pledge hereunder, transferred in connection with the Transfer of the Securities.

     Section 9. The Collateral Agent and the Securities Intermediary. It is hereby agreed as follows:

     Section 9.1 Appointment, Powers and Immunities. The Collateral Agent shall act as agent for the Company hereunder with such powers as are specifically vested in the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Collateral Agent:
(a) shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants or obligations shall be inferred from this Agreement against the Collateral Agent, nor shall the Collateral Agent be bound by the provisions of any agreement by any party hereto beyond the specific terms hereof; (b) shall not be responsible for any recitals contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement, the Securities or the Purchase Contract Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement (other than as against the Collateral Agent), the Securities or the Purchase Contract Agreement or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person (except the Collateral Agent) to perform any of its obligations hereunder or thereunder or for the perfection, priority or, except as expressly required hereby, maintenance of any security interest created hereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder (except pursuant to directions furnished under Section 9.2 hereof, subject to Section 9.6 hereof); (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith or therewith, except for its own negligence or willful misconduct; and (e) shall not be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder. Subject to the foregoing, during the term of this Agreement, the Collateral Agent shall take all reasonable action in connection with the safekeeping and preservation of the Collateral hereunder.

     No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. In no event shall the Collateral Agent be liable for any amount in excess of the Value of the Collateral. Notwithstanding the foregoing, each of the Collateral Agent and the Securities Intermediary in its individual capacity hereby waives any right of setoff, bankers lien, liens or perfection rights as securities intermediary or any counterclaim with respect to any of the Collateral.

     Section 9.2 Instructions of the Company. The Company shall have the right, by one or more instruments in writing executed and delivered to the Collateral Agent, to direct the time, method and place of conducting any proceeding for the realization of any right or remedy available to the Collateral Agent, or of exercising any power conferred on the Collateral Agent, or to direct the taking or refraining from taking of any action authorized by this Agreement; provided, however, that (i) such direction shall not conflict with the provisions of any law or of this Agreement and (ii) the Collateral Agent shall be adequately indemnified as provided herein. Nothing in this Section 9.2 shall impair the right of the Collateral Agent in its discretion to take any action or omit to take any action which it deems proper and which is not inconsistent with such direction.

     Section 9.3 Reliance by Collateral Agent and Securities Intermediary. Each of the Securities Intermediary and the Collateral Agent shall be entitled to rely upon any certification, order, judgment, opinion, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex or facsimile) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (without being required to determine the correctness of any fact stated therein) and upon advice and statements of legal counsel and other experts selected by the Collateral Agent and the Securities Intermediary. As to any matters not ex pressly provided for by this Agreement, the Collateral Agent and the Securities Intermediary shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Company in accordance with this Agreement.

     Section 9.4 Rights in Other Capacities. The Collateral Agent and the Securities Intermediary and their affiliates may (without having to account therefor to the Company) accept deposits from, lend money to, make their investments in and generally engage in any kind of banking, trust or other business with the Purchase Contract Agent, any other Person interested herein and any Holder of Securities (and any of their respective subsidiaries or affiliates) as if it were not acting as the Collateral Agent, and the Collateral Agent, the Securities Intermediary and their affiliates may accept fees and other consideration from the Purchase Contract Agent and any Holder of Securities without having to account for the same to the Company; provided that each of the Securities Intermediary and the Collateral Agent covenants and agrees with the Company that it shall not accept, receive or permit there to be created in favor of itself and shall take no affirmative action to permit there to be created in favor of any other Person, any security interest, lien or other encumbrance of any kind in or upon the Collateral other than the lien created by the Pledge.

     Section 9.5 Non-Reliance on Collateral Agent and Securities Intermediary. Neither the Securities Intermediary nor the Collateral Agent shall be required to keep itself informed as to the performance or observance by the Purchase Contract Agent or any Holder of Securities of this Agreement, the Purchase Contract Agreement, the Securities or any other document referred to or provided for herein or therein or to inspect the properties or books of the Purchase Contract Agent or any Holder of Securities. Neither the Collateral Agent nor the Securities Intermediary shall have any duty or responsibility to provide the Company with any credit or other information concerning the affairs, financial condition or business of the Purchase Contract Agent or any Holder of Securi ties (or any of their respective affiliates) that may come into the possession of the Collateral Agent or the Securities Intermediary or any of their respective affiliates.

     Section 9.6 Compensation and Indemnity. The Company agrees: (i) to pay the Collateral Agent and the Securities Intermediary from time to time such compensation as shall be agreed in writing between the Company and the Collateral Agent or the Securities Intermediary, as the case may be, for all services rendered by them hereunder and (ii) to indemnify the Collateral Agent and the Securities Intermediary for, and to hold each of them harmless from and against, any loss, liability or reasonable out-of-pocket expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of its powers and duties under this Agreement, including the reasonable out-of-pocket costs and expenses (including reasonable fees and expenses of counsel) of defending itself against any claim or liability in connection with the exercise or performance of such powers and duties.

     Section 9.7 Failure to Act. In the event of any ambiguity in the provisions of this Agreement or any dispute between or conflicting claims by or among the parties hereto or any other Person with respect to any funds or property deposited hereunder, the Collateral Agent and the Securities Intermediary shall be entitled, after prompt notice to the Company and the Purchase Contract Agent, at its sole option, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and the Collateral Agent and the Securities Intermediary shall not be or become liable in any way to any of the parties hereto for its failure or refusal to comply with such conflicting claims, demands or instructions. The Collateral Agent and the Securities Intermediary shall be entitled to refuse to act until either (i) such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Collateral Agent or the Securities Intermediary or (ii) the Collateral Agent or the Securities Intermediary shall have received security or an indemnity satisfactory to it sufficient to save it harmless from and against any and all loss, liability or reasonable out-of-pocket expense which it may incur by reason of its acting. The Collateral Agent and the Securities Intermediary may in addition elect to commence an interpleader action or seek other judicial relief or orders as the

Collateral Agent or the Securities Intermediary may deem necessary. Notwithstanding anything contained herein to the contrary, neither the Collateral Agent nor the Securities Intermediary shall be required to take any action that is in its opinion contrary to law or to the terms of this Agreement, or which would in its opinion subject it or any of its officers, employees or directors to liability.

     Section 9.8 Resignation of Collateral Agent and Securities Intermediary.
(a) Subject to the appointment and acceptance of a successor Collateral Agent as provided below, (i) the Collateral Agent may resign at any time by giving notice thereof to the Company and the Purchase Contract Agent as attorney-in-fact for the Holders of Securities, (ii) the Collateral Agent may be removed at any time by the Company and (iii) if the Collateral Agent fails to perform any of its material obligations hereunder in any material respect for a period of not less than 20 days after receiving written notice of such failure by the Purchase Contract Agent and such failure shall be continuing, the Collateral Agent may be removed by the Purchase Contract Agent. The Purchase Contract Agent shall promptly notify the Company of any removal of the Collateral Agent pursuant to clause (iii) of the immediately preceding sentence. Upon any such resignation or removal, the Company shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Collateral Agent's giving of notice of resignation or such removal, then the retiring Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent. The Collateral Agent shall be a bank which has an office in New York, New York with a combined capital and surplus of at least $50,000,000 and shall not be the Purchase Contract Agent or any of its affiliates. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall take all appropriate action to transfer any money and property held by it hereunder (including the Collateral) to such successor Collateral Agent. The retiring Collateral Agent shall, upon such succession, be discharged from its duties and obligations as Collateral Agent hereunder. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of this Section 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent.

     (b) Subject to the appointment and acceptance of a successor Securities Intermediary as provided below, (i) the Securities Intermediary may resign at any time by giving notice thereof to the Company and the Purchase Contract Agent as attorney-in-fact for the Holders of Securities, (ii) the Securities Intermediary may be removed at any time by the Company and (iii) if the Securities Intermediary fails to perform any of its material obligations hereunder in any material respect for a period of not less than 20 days after receiving written notice of such failure by the Purchase Contract Agent and such failure shall be continuing, the Securities Intermediary may be removed by the Purchase Contract Agent. The Purchase Contract Agent shall promptly notify the Company of any removal of the Securities Intermediary pursuant to clause (iii) of the immediately preceding sentence. Upon any such resignation or removal, the Company shall have the right to appoint a successor Securities Intermediary. If no successor Securities Intermediary shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Securities Intermediary's giving of notice of resignation or such removal, then the retiring Securities Intermediary may petition any court of competent jurisdiction for the appointment of a successor Securities Intermediary. The

Securities Intermediary shall be a bank which has an office in New York, New York with a combined capital and surplus of at least $50,000,000 and shall not be the Purchase Contract Agent or any of its affiliates. Upon the acceptance of any appointment as Securities Intermediary hereunder by a successor Securities Intermediary, such successor Securities Intermediary shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Securities Intermediary, and the retiring Securities Intermediary shall take all appropriate action to transfer any money and property held by it hereunder (including the Collateral) to such successor Securities Intermediary. The retiring Securities Intermediary shall, upon such succession, be discharged from its duties and obligations as Securities Intermediary hereunder. After any retiring Securities Intermediary's resignation hereunder as Securities Intermediary, the provisions of this Section 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Securities Intermediary.

     Section 9.9 Right to Appoint Agent or Advisor. The Collateral Agent shall have the right to appoint agents or advisors in connection with any of its duties hereunder, and the Collateral Agent shall not be liable for any action taken or omitted by, or in reliance upon the advice of, such agents or advisors selected in good faith. The appointment of agents pursuant to this Section 9.9 shall be subject to prior consent of the Company, which consent shall not be unreasonably withheld.

     Section 9.10 Survival. The provisions of this Section 9 shall survive termination of this Agreement and the resignation or removal of the Collateral Agent or the Securities Intermediary.

     Section 9.11 Exculpation. Anything in this Agreement to the contrary notwithstanding, in no event shall the Collateral Agent or the Securities Intermediary or their officers, directors, employees or agents be liable under this Agreement to any third party for indirect, special, punitive, or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Collateral Agent or the Securities Intermediary, or any of them, incurred without any act or deed that is found to be attributable to gross negligence or willful misconduct on the part of the Collateral Agent or the Securities Intermediary.

Section 10.  Amendment.

     Section 10.1 Amendment Without Consent of Holders. Without the consent of any Holders, the Company, the Collateral Agent, the Securities Intermediary and the Purchase Contract Agent, at any time and from time to time, may amend this Agreement, in form satisfactory to the Company, the Collateral Agent, the Securities Intermediary and the Purchase Contract Agent, for any of the following purposes:

          (1) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company;

          (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company, so long as such covenants or such surrender do not adversely affect the validity, perfection or priority of the Pledge created hereunder;

          (3) to evidence and provide for the acceptance of appointment hereunder by a successor Collateral Agent, Securities Intermediary or Purchase Contract Agent; or

          (4) to cure any ambiguity (or formal defect), to correct or supplement any provisions herein which may be inconsistent with any other such provisions herein, or to make any other provisions with respect to such matters or questions arising under this Agreement, provided such action shall not adversely affect the interests of the Holders.

     Section 10.2 Amendment with Consent of Holders. With the consent of the Holders of not less than a majority of the Purchase Contracts at the time outstanding, by Act of said Holders delivered to the Company, the Purchase Contract Agent, the Securities Intermediary or the Collateral Agent, as the case may be, the Company, when duly authorized, the Purchase Contract Agent, the Securities Intermediary and the Collateral Agent may amend this Agreement for the purpose of modifying in any manner the provisions of this Agreement or the rights of the Holders in respect of the Securities; provided, however, that no such supplemental agreement shall, without the unanimous consent of the Holders of each Outstanding Security adversely affected thereby,

          (1) change the amount or type of Collateral underlying a Security (except for the rights of holders of Corporate PIES to substitute the Treasury Securities for the Pledged Preferred Securities, the Pledged Debentures or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, or the rights of Holders of Treasury PIES to substitute Trust Preferred Securities, Debentures or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as applicable, for the Pledged Treasury Securities), impair the right of the Holder of any Security to receive distributions on the underlying Collateral or otherwise adversely affect the Holder's rights in or to such Collateral; or

          (2) otherwise effect any action that would require the consent of the Holder of each Outstanding Security affected thereby pursuant to the Purchase Contract Agreement if such action were effected by an agreement supplemental thereto; or

          (3) reduce the percentage of Purchase Contracts the consent of whose Holders is required for any such amendment;

provided that if any amendment or proposal referred to above would adversely affect only the Corporate PIES or only the Treasury PIES, then only the affected class of Holder as of the record date for the Holders entitled to vote thereon will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the consent of Holders of not less than a majority of such class; provided that the unanimous consent of the Holders of each outstanding Purchase Contract of such class affected thereby shall be required to approve any amendment or proposal specified in clauses
(1)-(3) above.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

     Section 10.3 Execution of Amendments. In executing any amendment permitted by this Section, the Collateral Agent, the Securities Intermediary and the Purchase Contract Agent shall be entitled to receive and (subject to Section 7.1 of the Purchase Contract Agreement with respect to the Purchase Contract Agent) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent, if any, to the execution and delivery of such amendment have been satisfied.

     Section 10.4 Effect of Amendments. Upon the execution of any amendment under this Section, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered under the Purchase Contract Agree ment shall be bound thereby.

     Section 10.5 Reference to Amendments. Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any amendment pursuant to this Section may, and shall if required by the Collateral Agent or the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent and the Collateral Agent as to any matter provided for in such amendment. If the Company shall so determine, new Security Certificates so modified as to conform, in the opinion of the Collateral Agent, the Purchase Contract Agent and the Company, to any such amendment may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in accordance with the Purchase Contract Agreement in exchange for Outstanding Security Certificates.

Section 11.  Miscellaneous.

     Section 11.1 No Waiver. No failure on the part of the Collateral Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

     Section 11.2 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Without limiting the foregoing, the above choice of law is expressly agreed to by the Company, the Securities Intermediary, the Collateral Agent and the Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, in connection with the establishment and maintenance of the Collateral Account. The Company, the Collateral Agent, the Securities Intermediary and the Holders from time to time of the Securities, acting through the Purchase Contract Agent as their attorney-in-fact, hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Collateral Agent, the Securities Intermediary and the Holders from time to time of the Securities, acting through the Purchase Contract Agent as their attorney-in-fact, irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     Section 11.3 Notices. All notices, requests, consents and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

     Section 11.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Collateral Agent, the Securities Intermediary and the Purchase Contract Agent, and the Holders from time to time of the Securities, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions hereof and to have ratified the agreements of, and the grant of the Pledge hereunder by, the Purchase Contract Agent.

     Section 11.5 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     Section 11.6 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

     Section 11.7 Expenses, etc. The Company agrees to reimburse the Collateral Agent and the Securities Intermediary for: (a) all reasonable out-of-pocket costs and expenses of the Collateral Agent and the Securities Intermediary (including, without limitation, the reasonable fees and expenses of counsel to the Collateral Agent and the Securities Intermediary), in connection with (i) the negotiation, preparation, execution and delivery or performance of this Agreement and (ii) any modification, supplement or waiver of any of the terms of this Agreement; (b) all reasonable costs and expenses of the Collateral Agent and the Securities Intermediary (including, without limitation, reasonable fees and expenses of counsel) in connection with (i) any enforcement or proceedings resulting or incurred in connection with causing any Holder of Securities to satisfy its obligations under the Purchase Contracts forming a part of the Securities and (ii) the enforcement of this Section 11.7; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated hereby.

     Section 11.8 Security Interest Absolute. All rights of the Collateral Agent and security interests hereunder, and all obligations of the Holders from time to time hereunder, shall be absolute and unconditional irrespective of:

          (a) any lack of validity or enforceability of any provision of the Purchase Contracts or the Securities or any other agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or any other term of, or any increase in the amount of, all or any of the obligations of Holders of the Securities under the related Purchase Contracts, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Purchase Contract Agreement or any Purchase Contract or any other agreement or instrument relating thereto; or

          (c) any other circumstance which might otherwise constitute a defense available to, or discharge of, a borrower, a guarantor or a pledgor.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

NIPSCO INDUSTRIES, INC.               THE CHASE MANHATTAN BANK, as
                                      Purchase Contract Agent and as
                                      attorney-in-fact of the Holders from
                                      time to time of the Securities
By: /s/ Stephen P. Adik
    -----------------------           By: /s/ R. Lorenzen
 Name: Stephen P. Adik                    --------------------------------
 Title: Executive Vice President,      Name: R. Lorenzen
        Chief Financial Officer,       Title: Senior Trust Officer
        and Treasurer


Address for Notices:                  Address for Notices:
   801 East 86th Avenue                      450 West 33rd Street
   Merrillville, Indiana 46410-6272          New York, New York  10001

Attention: Francis P. Girot, Jr.      Attention: Corporate Trust Group
Telecopy:  219-853-5352               Telecopy:  212-946-8159


THE FIRST NATIONAL BANK OF            THE FIRST NATIONAL BANK OF
CHICAGO, as Collateral Agent          CHICAGO, as Securities Intermediary


By: /s/ Amy Movitz                    By: /s/ Amy Movitz
    -----------------------------         -------------------------
 Name: Amy Movitz                      Name: Amy Movitz
 Title: Assistant Vice President       Title: Assistant Vice President

Address for Notices:                  Address for Notices:

      One First National Plaza              One First National Plaza
      Suite 0126                            Suite 0126
      Chicago, Illinois 60670-0126          Chicago Illinois 60670-0126

Attention: Global Corporate Services  Attention: Global Corporate Services
Telecopy:  312-407-1708               Telecopy:  312-407-1708

                                                                       EXHIBIT A


                                   INSTRUCTION
                          FROM PURCHASE CONTRACT AGENT
                               TO COLLATERAL AGENT
                        (Establishment of Treasury PIES)




The First National Bank of Chicago
1 North State Street, 9th Floor
Chicago, Illinois 60602
Attention: Corporate Trust Administration Department
Telecopy:  312-407-1708

          Re:  ________ PIES of NIPSCO Industries, Inc.
               (the "Company")

     Please refer to the Pledge Agreement dated as of February 16, 1999 (the "Pledge Agreement"), among the Company, you, as Collateral Agent, The First National Bank of Chicago, as Securities Intermediary, and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the holders of PIES from time to time. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

     We hereby notify you in accordance with Section 5.2 of the Pledge Agreement that the holder of securities named below (the "Holder") has elected to substitute $__________ Value of Treasury Securities or security entitlements thereto in exchange for [an equal Value of [Pledged Preferred Securities] [Pledged Debentures]] [the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio relating to _____ Corporate PIES] and has delivered to the undersigned a notice stating that the Holder has Transferred such Treasury Securities or security entitlements thereto to the Securities Intermediary, for credit to the Collateral Account.

     We hereby request that you instruct the Securities Intermediary, upon confirmation that such Treasury Securities or security entitlements thereto have been credited to the Collateral Account, to release to the undersigned [an equal Value of [Pledged Preferred Securities] [Pledged Debentures]] [an appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio relating to __________ Corporate PIES] in accordance with Section 5.2 of the Pledge Agreement.


                                           THE CHASE MANHATTAN BANK


Date: _______________                      By: _____________________________
                                               Name:
                                               Title:

Please print name and address of Holder electing to substitute Treasury Securities or security entitlements thereto for the [Pledged Preferred Securities] [Pledged Debentures] [appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio]:


--------------------------------              ---------------------------------
            Name                              Social Security or other
                                              Taxpayer Identification Number,
                                              if any

--------------------------------
         Address


--------------------------------


--------------------------------

                                                                       EXHIBIT B


                                   INSTRUCTION
                              FROM COLLATERAL AGENT
                           TO SECURITIES INTERMEDIARY
                        (Establishment of Treasury PIES)



The First National Bank of Chicago
1 North State Street, 9th Floor
Chicago, Illinois 60602
Attention:  Corporate Trust Administration Department
Telecopy:  312-407-1708

          Re:  ________ PIES of NIPSCO Industries, Inc.
               (the "Company")

               Securities Account No. 204565-000 entitled "The First National Bank of Chicago, as Collateral Agent, Securities Account (NIPSCO Capital Trust I)" (the "Collateral Account")

     Please refer to the Pledge Agreement dated as of February 16, 1999 (the "Pledge Agreement"), among the Company, you, as Securities Intermediary, The Chase Manhattan Bank, as Purchase Contract Agent and as attorney-in-fact for the holders of PIES from time to time, and the undersigned, as Collateral Agent. Capitalized terms used herein but not defined shall have the meanings set forth in the Pledge Agreement.

     When you have confirmed that $__________ Value of Treasury Securities or security entitlements thereto has been credited to the Collateral Account by or for the benefit of _________, as Holder of PIES (the "Holder"), you are hereby instructed to release from the Collateral Account [an equal Value of [Trust Preferred Securities or security entitlements thereto] [Debentures or security entitlements thereto]] [the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio relating to ______ Corporate PIES of the Holder] by Transfer to the Purchase Contract Agent.

                                    THE FIRST NATIONAL BANK OF CHICAGO


Dated:                              By:
       ---------------------           ------------------------------
                                       Name:
                                       Title:

Please print name and address of Holder:


-------------------------------             ------------------------------
          Name                              Social Security or other
                                            Taxpayer Identification Number,
                                            if any
-------------------------------
        Address


-------------------------------


-------------------------------

                                                                       EXHIBIT C


                                   INSTRUCTION
                          FROM PURCHASE CONTRACT AGENT
                               TO COLLATERAL AGENT
                       (Reestablishment of Corporate PIES)



The First National Bank of Chicago
1 North State Street, 9th Floor
Chicago, Illinois 60602
Attention:  Corporate Trust Administration Department
Telecopy:  312-407-1708

          Re:  ________ PIES of NIPSCO Industries, Inc.
               (the "Company")

     Please refer to the Pledge Agreement dated as of February 16, 1999 (the "Pledge Agreement"), among the Company, you, as Collateral Agent, The First National Bank of Chicago, as Securities Intermediary, and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the holders of PIES from time to time. Capitalized terms used herein but not defined shall have the meanings set forth in the Pledge Agreement.

     We hereby notify you in accordance with Section 5.3(a) of the Pledge Agreement that the holder of securities listed below (the "Holder") has elected to substitute [$__________ Value of Trust Preferred Securities or security entitlements thereto] [Debentures or security entitlements thereto]] [an appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio relating to _____ Corporate PIES] in exchange for $__________ Value of Pledged Treasury Securities and has delivered to the undersigned a notice stating that the Holder has Transferred such [Trust Preferred Securities or security entitlements thereto] [Debentures or security entitlements thereto] [Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio] to the Securities Intermediary, for credit to the Collateral Account.

     We hereby request that you instruct the Securities Intermediary, upon confirmation that such [Trust Preferred Securities or security entitlements thereto] [Debentures or security entitlements thereto] [Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio] have been credited to the Collateral Account, to release to the undersigned $__________ Value of Treasury Securities or security entitlements thereto related to _____ Treasury PIES of such Holder in accordance with Section 5.3(a) of the Pledge Agreement.

                                      THE CHASE MANHATTAN BANK

Date:  _____________                  By: _______________________________
                                          Name:
                                          Title:

Please print name and address of Holder electing to substitute [Trust Preferred Securities or security entitlements thereto] [Pledged Debentures or security entitlements thereto] [an appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio] for Pledged Treasury Securities:


-------------------------------              ----------------------------
          Name                               Social Security or other
                                             Taxpayer Identification Number,
                                             if any

-------------------------------
         Address


-------------------------------

-------------------------------

                                                                       EXHIBIT D


                                   INSTRUCTION
                              FROM COLLATERAL AGENT
                           TO SECURITIES INTERMEDIARY
                       (Reestablishment of Corporate PIES)



The First National Bank of Chicago
1 North State Street, 9th Floor
Chicago, Illinois 60602
Attention:  Corporate Trust Administration Department
Telecopy: 312-407-1708

          Re:  ________ PIES of NIPSCO Industries, Inc.
               (the "Company")

               Securities Account No. 204565-0000 entitled "The First National Bank of Chicago, as Collateral Agent, Securities Account (NIPSCO Capital Trust I)" (the "Collateral Account")

     Please refer to the Pledge Agreement dated as of February 16, 1999 (the "Pledge Agreement"), among the Company, you, as Securities Intermediary, The Chase Manhattan Bank, as Purchase Contract Agent and as attorney-in-fact for the holders of PIES from time to time, and the undersigned, as Collateral Agent. Capitalized terms used herein but not defined shall have the meanings set forth in the Pledge Agreement.

     When you have confirmed that $_________ Value of [Trust Preferred Securities or security entitlements thereto] [Debentures or security entitlements thereto] [an appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio relating to _____ Corporate PIES] has been credited to the Collateral Account by or for the benefit of _________, as Holder of PIES (the "Holder"), you are hereby instructed to release from the Collateral Account $__________ Value of Treasury Securities or security entitlements thereto by Transfer to the Purchase Contract Agent.


                                   THE FIRST NATIONAL BANK OF CHICAGO


Dated:                              By:
       --------------------             ------------------------------
                                        Name:
                                        Title:

Please print name and address of Holder:


-------------------------------                -----------------------------
            Name                               Social Security or other
                                               Taxpayer Identification Number,
                                               if any

-------------------------------
         Address



-------------------------------

-------------------------------

                                                                      EXHIBIT  E



             NOTICE OF CASH SETTLEMENT FROM SECURITIES INTERMEDIARY
                           TO PURCHASE CONTRACT AGENT
                            (Cash Settlement Amounts)



The Chase Manhattan Bank
450 West 33rd Street
New York, New York 10001
Telecopier No.: 212-946-8159
Attention:  Corporate Trust Group

          Re:  _________ PIES of NIPSCO Industries, Inc.
               (the "Company")

     Please refer to the Pledge Agreement, dated as of February 16, 1999 (the "Pledge Agreement"), by and among you, the Company, The First National Bank of Chicago, as Collateral Agent and the undersigned, as Securities Intermediary. Unless otherwise defined herein, terms defined in the Pledge Agreement are used herein as defined therein.

     In accordance with Section 5.5(d) of the Pledge Agreement, we hereby notify you that as of 11:00 a.m., [(on the fifth Business Day immediately preceding the Purchase Contract Settlement Date)], we have received (i) $_____ in immediately available funds paid in an aggregate amount equal to the Purchase Price to the Company on the Purchase Contract Settlement Date with respect to __________ Corporate PIES and (ii) $_________ in immediately available funds paid in an aggregate amount equal to the Purchase Price to the Company on the Purchase Contract Settlement Date with respect to ______ Treasury PIES.


                                    THE FIRST NATIONAL BANK OF CHICAGO


Date:                               By:
      -------------------               -----------------------------
                                        Name:
                                        Title: